Exhibit 21

International Paper Company (NY)

Subsidiaries and Joint Ventures (Majority Owned)

as of December 31, 2011

Name	Jurisdiction
7961227 Canada Inc.	Canada
Ace Packaging Systems, Inc.	Michigan
Alexander Plantation, LLC	Delaware
Andhra Pradesh Paper Mills Limited, The	India
Aspens II, LLC	Delaware
Baoding International Paper Packaging Co., Ltd.	China
Basswood Forests LLC	Delaware
Beech Forests LLC	Delaware
Beijing Golden Eagle Package & Production Co., Ltd.	China
Birch Forests LLC	Delaware
Blue Sky Timber Properties LLC	Delaware
Branigar Organization, Inc., The	Illinois
Cartonajes International, S.L.	Spain
Cartonajes Union S.L.	Spain
Cenpak Paper Products (M) Sdn. Bhd.	Malaysia
Central Package Investments Pte Ltd	Singapore
Central-Nagano Plastics Pte Ltd	Singapore
Champion Realty Corporation	Delaware
Chocolate Bayou Water Company	Delaware
CircleTree Insurance Company	Vermont
Comptoir des Bois de Brive S.N.C.	France
CP Packaging Sdn. Bhd.	Malaysia
ECHO Easement Corridor, LLC	Delaware
EM Xpedx, S.A. De C.V.	Mexico
Emballages Laurent SAS	France
Federal Forestlands Inc.	Delaware
Fir II, LLC	Delaware
Forest Insurance Limited	Bermuda
GCO Minerals LLC	Texas
Global Chain Trading Limited	Hong Kong
GROUPE CMCP	Morocco
Groveton Paper Board, Inc.	New Hampshire
Haig Point, Inc.	Delaware
Hawthorn Forests LLC	Delaware
Hazelnut Forests LLC	Delaware
Hickory Forests LLC	Delaware
I.P. CONTAINER HOLDINGS (SPAIN) S.L.	Spain
Inducar S.L.	Spain
Instituto International Paper	Brazil
International Paper - 16, Inc.	Delaware
International Paper - 26, Inc.	Delaware
International Paper - 35, Inc.	Delaware
International Paper - 44, Inc.	Delaware
International Paper - 45, Inc.	Delaware
International Paper - Comércio de Papel e Participações Arapoti Ltda.	Brazil
International Paper - Kwidzyn Sp. Z O.O.	Poland
International Paper & Sun Cartonboard Co., Ltd.	People’s Republic of China
International Paper (Asia) Limited	Hong Kong
International Paper (Beijing) Packaging Co., Ltd.	Beijing, China

International Paper Company (NY)

Subsidiaries and Joint Ventures (Majority Owned)

as of December 31, 2011

Name	Jurisdiction
International Paper (Chengdu) Packaging Co., Ltd.	Chengdu, China
International Paper (Chongqing) Packaging Co., Ltd	China
International Paper (Chuzhou) Forest Products Co. Ltd.	China
International Paper (Deutschland)GmbH	Germany
International Paper (Dongguan) Packaging Co., Ltd.	Dongguan, China
International Paper (Espana), S. L.	Spain
International Paper (Europe) Sàrl	Luxembourg
International Paper (Foshan) Packaging Co., Ltd	China
International Paper (France) Holding, LLC	Delaware
International Paper (Guangzhou Panyu) Packaging Co.Ltd	China
International Paper (Guangzhou) Packaging Co., Ltd.	Guangzhou, China
International Paper (Hohhot) Packaging Co., Ltd.	China
International Paper (Malaysia) Sdn Bhd	Malaysia
International Paper (Nanjing) Packaging Co., Ltd.	China
International Paper (Netherlands) B. V.	Netherlands
International Paper (New Zealand) Limited	New Zealand
International Paper (Poland) Holding sp. z o.o.	Poland
International Paper (Russia) Holding Company, LLC	Delaware
International Paper (Shanghai Minhang) Packaging Co., Ltd	China
International Paper (Shenyang) Packaging Co., Ltd.	People’s Republic of China
International Paper (Suzhou) Packaging Co., Ltd.	China
International Paper (Tianjin) Packaging Co., Ltd.	China
International Paper (UK) Limited	Scotland
International Paper (Wuhan) Packaging Co., Ltd.	China
International Paper (Wuxi) Packaging Co., Ltd.	Wuxi, China
International Paper Agroflorestal Ltda.	Brazil
International Paper Bel LLC	Belarus
International Paper Benelux SPRL	Belgium
International Paper Cartones S.A.	Chile
International Paper Celulose Ltda.	Brazil
International Paper Comercial de Mexico, S.A. de C.V.	Mexico
International Paper Company (Delaware)	Delaware
International Paper Company Employee Relief Fund	New York
International Paper Company Foundation	New York
International Paper Company Limited	United Kingdom
International Paper Container (France) Holding SAS	France
International Paper Container (Shanghai) Limited	Shanghai, China
International Paper Czech Republic, s.r.o.	Czech Republic
International Paper de Mexico, S.A. de C.V.	Mexico
International Paper Distribution (Shanghai) Limited	People’s Republic of China
International Paper Distribution Group (Taiwan) Limited	Taiwan, Province Of China
International Paper Distribution Limited	British Virgin Islands
International Paper do Brasil Ltda.	Brazil
International Paper Embalagens Ltda.	Brazil
International Paper Empaques Industriales de Mexico S. de R.L. de C.V.	Mexico
International Paper Equipment Company	Delaware
International Paper Exportadora Ltda.	Brazil

International Paper Company (NY)

Subsidiaries and Joint Ventures (Majority Owned)

as of December 31, 2011

Name	Jurisdiction
International Paper Financial Services, Inc.	Delaware
International Paper Financing France SARL	France
International Paper Foodservice (Shanghai) Co., Ltd.	China
International Paper Foodservice Europe Limited	United Kingdom
International Paper Foodservice S.A. de C.V.	Mexico
International Paper France SAS	France
International Paper Group (UK) Limited	United Kingdom
International Paper Holdings (Asia) B.V.	Netherlands
International Paper Holdings (Luxembourg) S.à.r.l.	Luxembourg
International Paper Holdings Chile S.A.	Chile
International Paper Holland B.V.	Netherlands
International Paper Hungary Kereskedelmi Kft.	Hungary
International Paper Industrie France	France
International Paper Investment (Shanghai) Co., Ltd.	China
International Paper Investment, LLC	Delaware
International Paper Investments (Asia) B.V.	Netherlands
International Paper Investments (France) S.A.S	France
International Paper Investments (Holland) B.V.	Netherlands
International Paper Investments (Luxembourg) S.à.r.l.	Luxembourg
International Paper Investments Asia Pte Ltd	Singapore
International Paper Italia Srl	Italy
International Paper Japan Limited	Japan
International Paper Latin America Investments, LLC	Delaware
International Paper Latin America Ltda.	Chile
International Paper Manufacturing and Distribution Ltd.	Hong Kong
International Paper Nordic Sales Company Oy	Finland
International Paper Packaging (Thailand) Co., Ltd.	Thailand
International Paper Packaging Malaysia (Johor) Sdn. Bhd.	Malaysia
International Paper Packaging Malaysia (Kuala Lumpur) Sdn. Bhd.	Malaysia
International Paper Packaging Malaysia Sdn. Bhd.	Malaysia
International Paper Packaging Singapore (Jurong) Pte Ltd	Singapore
International Paper Packaging Singapore Pte Ltd	Singapore
International Paper Papiers de Bureau SARL	France
International Paper Polska Sp. z o.o.	Poland
International Paper Procurement (Shanghai) Limited	People’s Republic of China
International Paper Professional Services Corporation	Delaware
International Paper Realty Corporation	Delaware
International Paper Russia Holding B.V.	Netherlands
International Paper S.A.	France
International Paper Shorewood Korea Limited	Korea, Republic of
International Paper Shorewood Packaging (Guangzhou) Co., Ltd.	People’s Republic of China
International Paper Switzerland GmbH	Switzerland
International Paper Tecnologia en Empaque, S.A. de C.V.	Mexico
International Paper Trading (Shanghai) Limited	People’s Republic of China
International Paper Ukraine SE	Ukraine
IP Belgian Services Company SPRL	Belgium
IP Canada Holdings Limited	Canada

International Paper Company (NY)

Subsidiaries and Joint Ventures (Majority Owned)

as of December 31, 2011

Name	Jurisdiction
IP CBPR Properties LLC	Delaware
IP CBPR Properties 2 LLC	Delaware
IP Celimo SARL	France
IP Commercial Properties Inc.	Delaware
IP Corporate Management (Shanghai) Co. Ltd.	China
IP Eagle LLC	Delaware
IP EMPAQUES DE MEXICO, S. DE R.L. DE C.V.	Mexico
IP Farms, Inc.	Delaware
IP Forest Resources Company	Delaware
IP Forest Resources Company	Delaware
IP Holding Asia Singapore Pte. Ltd.	Singapore
IP Holdings (Mauritius) Ltd	Mauritius
IP International Holdings, Inc.	Delaware
IP Mineral Holdings LLC	Delaware
IP Pacific Timberlands, Inc.	Delaware
IP Paper (India) Private Limited	India
IP Petroleum Company, Inc.	Delaware
IP Singapore Holding Pte. Ltd.	Singapore
IP Timberlands Operating Company, Ltd.	Texas
IPAD Inc.	Delaware
Lake Superior Land Company	Delaware
Long-Bell Petroleum Company, Inc.,The	Louisiana
Longview, Portland & Northern Railway Company (LP&N Railway)	Washington
Lost Creek, Inc.	Delaware
McCarter Paper Company LLC	New Jersey
Metal Acquisition Inc.	Delaware
Montauban Cartons	France
Northwest Crossings Corporation	Delaware
Northwest Pines, Inc.	Delaware
Oak II, LLC	Delaware
Oficina Central de Servicios, S. A. de C. V.	Mexico
Papelera Kif de Mexico, S. A. de C. V.	Mexico
Papeteries de Maresquel SAS	France
Papeteries D’Espaly	France
Papeteries Etienne	France
Personnel Welfare Foundation of International Paper Company (Europe) Limited	Switzerland
Pines II, Inc.	Delaware
Ponderosa II, LLC	Delaware
Przedsiebiorstwo Produkcyjno-Handlowe “Tor-Pal” Spolka z Ograniczona Odpowiedzialnoscia	Poland
PT International Paper Packaging Indonesia Batam	Indonesia
Red Bird Receivables, LLC	Delaware
SCA (Nanjing) Packaging Co., Ltd.	China
SCA (Suzhou) High-graphic Packaging Co., Ltd.	China
SCA Packaging Malaysia (Penang) Sdn. Bhd.	Malaysia
Shandong International Paper & Sun Coated Paperboard Co., Ltd.	People’s Republic of China
Shandong IP & Sun Food Packaging Co., Ltd.	China
Shanghai International Paper Packaging Co., Ltd.	China
Shorewood Carton Corporation Limited	Ontario, Canada
Shorewood de Mexico, S. de R.L. de C.V.	Mexico

International Paper Company (NY)

Subsidiaries and Joint Ventures (Majority Owned)

as of December 31, 2011

Name	Jurisdiction
Shorewood EPC Europe Limited	United Kingdom
Shorewood Holdings B.V.	Netherlands
Shorewood Intellectual Property Holdings B.V.	Netherlands
Shorewood Packaging Corp. of Canada Limited	Ontario, Canada
Shorewood Packaging Polska Sp. z o.o.	Poland
Shorewood Poland Sp. z o.o.	Poland
Shorewood UK Limited	United Kingdom
Societe Guadeloupeenne de Carton Ondule SAS	France
Société Méditerrannéenne d’Emballages	France
Societe Normande de Carton Ondule	France
Southeast Timber, Inc.	Delaware
Southland Energy Company	Texas
Southland Timber Holdings LLC	Delaware
SP Forests L.L.C.	Delaware
Supplier Finance Company, LLC	Delaware
Sustainable Forests L.L.C.	Delaware
Suzhou Cenpak Paper Products Co., Ltd.	China
Suzhou SCA Environment Production Paper Products Co., Ltd.	China
Suzhou SCA Packaging Technical Development Co., Ltd.	China
Tianjin Bohai International Paper Packaging Co., Ltd.	China
Timberlands Capital Corp. II, Inc.	Delaware
Timberlands Capital Corp. III, Inc.	Delaware
Transtates Properties Incorporated	Delaware
U. C. Realty Corp.	Delaware
Union Camp Holding B.V.	Netherlands
Velarium Oy Ab	Finland
Xianghe International Paper Packaging Co., Ltd.	China
xpedx Canada, Inc.	Canada
xpedx International Inc.	Delaware
xpedx, S.A. de C.V.	Mexico
ZAO International Paper	Russia
ZAO Tikhvinsky Komplexny Lespromokhoz	Russia